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                                                                   EXHIBIT 10.22


                           NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of May 30, 1997, by and between PIERRE A. NARATH ("Narath"), and AWARD SOFTWARE INTERNATIONAL, INC., a California corporation ("Award").

                                   RECITALS

     A. Execution and delivery of this Agreement is made as a condition to closing a certain Agreement and Plan of Merger and Reorganization ("Merger Agreement"), dated as of May 29, 1997, by and among Award, Award Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of Award ("Merger Sub"), Unicore Software, Inc., a Massachusetts corporation (the "Company"), and Narath, an individual and sole shareholder of the Company pursuant to which the Company will merge with and into Merger Sub (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub will be the be the renamed "Unicore Software, Inc." and operate as a wholly owned subsidiary of Award.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Award and Narath agree as follows:

     1. ACKNOWLEDGEMENTS BY NARATH. Narath acknowledges that by virtue (direct or indirect) of his position with, and ownership interest in the Company, he has developed considerable expertise in the business operations of the Company, has established the goodwill of the Company and has had access to extensive confidential information with respect to the Company. Narath recognizes that Award would be irreparably damaged, and its substantial investment in the Merger materially impaired, if Narath were to enter into an activity competing with Award's business in violation of the terms of this Agreement or if Narath were to disclose or make unauthorized use of any confidential information concerning the business of Award. Accordingly, Narath expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Narath in all respects.

     2. NONCOMPETITION. For a period of two (2) years after Closing (as defined in the Merger Agreement) or termination of employment with Award or any of its subsidiaries (the "Period"), whichever is longer, Narath shall not, directly or indirectly, without the prior written consent of Award, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with the business of Award (as defined in Appendix B hereto), within the Territory (as defined in Appendix A hereto), or (ii) engage in any other manner, within the Territory, in any business

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which is competitive with the business of Award.  For the purposes of this
Section 2, the "business of Award" shall be defined as set forth in Appendix B hereto. Notwithstanding the above, Narath shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (i) or
(ii) above, if he participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded.

     3. NONINTERFERENCE. Narath further agrees that during the Period he will not, without the prior written consent of Award, (i) interfere with the business of Award by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Award to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of the business of Award; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of Award to terminate their relationships with, or to take any action that would be disadvantageous to the business of, Award.

     4. INDEPENDENCE OF OBLIGATIONS. The covenants of Narath set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Narath, on the one hand, and Award, on the other, and the existence of any claim or cause of action by Narath against Award, shall not constitute a defense to the enforcement of such covenants against Narath.

     5. EQUITABLE RELIEF. Narath expressly acknowledges that damages alone will not be an adequate remedy for any breach by Narath of the covenants set forth in Sections 2 and 3 hereof and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Narath of any of said covenants.

     6.   SEVERABILITY, ETC.

          A. If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and/or subject as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          B. Narath and Award intend that the covenant contained in Section 2 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 2 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the

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unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     7. NOTICES. All notices or other communications hereunder shall be in writing and deemed given if and when delivered to a party in person, or if and when mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or such other addresses as shall be specified by notice to the other party hereunder:

     To Award at:                Award Software International, Inc.
                                 777 East Middlefield Road
                                 Mountain View, CA  94043-4023
                                 Attn: President

     If to Narath:               Pierre A. Narath
                                 c/o Unicore Software, Inc.
                                 1538 Turnpike Street
                                 North Andover, MA  01845
                                 Attn:  President

     8. WAIVER OF BREACH. The failure or delay by Award in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by Award or a breach of any provision of this Agreement by Narath shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

     9. ASSIGNMENT. This Agreement shall be assignable by Award only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Award or the business operated by Award. This Agreement is not assignable by Narath.

     10. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Merger Agreement represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith. They may not be altered or amended except by an agreement in writing signed by the parties to be bound.

     11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Award and its subsidiaries and its permitted successors and assigns and Narath, his heirs and legal representatives.

     12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced (without giving effect to principles of conflicts of law) in accordance with the laws of the Commonwealth of Massachusetts.

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     13.  DEFINITIONS.  Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings specified in the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Noncompetition Agreement as of the date first above written.


                                    ___________________________________
                                    PIERRE A. NARATH



                                    AWARD SOFTWARE INTERNATIONAL,
                                    INC.


                                    By:________________________________
                                          Kevin J. Berry
                                          Chief Financial Officer

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                                   APPENDIX A

                                   TERRITORY

     WORLDWIDE
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                                   APPENDIX B

                               BUSINESS OF AWARD

     The "business of Award" shall mean the design, development and marketing of system management software for the global computing market, including, without limitation, the upgrade of basic input/output system software and support services, engaged in by Award or any of its subsidiaries.